Exhibit 10.1

INVESTMENT AGREEMENT

by and between

MODUSLINK GLOBAL SOLUTIONS, INC.

and

STEEL PARTNERS HOLDINGS L.P.

Dated as of February 11, 2013

4.11	Sufficient Funds	20
4.12	Information in the Proxy Statement	20
4.13	No Other Representations or Warranties	20

ARTICLE 5 ADDITIONAL COVENANTS		20

5.1	No Solicitation of Transactions	20
5.2	Legend	22
5.3	Preparation of Proxy Statement; Stockholder Meeting	22
5.4	Conduct of Business	23
5.5	Further Assurances	24
5.6	Indemnification	24
5.7	Fees	26
5.8	Integration	26
5.9	Reservation of Common Stock	26
5.10	Governmental Approvals	26

ARTICLE 6 CONDITIONS TO CLOSING		27

6.1	Conditions to Investor’s Obligations	27
6.2	Conditions to Company’s Obligations	28

ARTICLE 7 TERMINATION		29

7.1	Termination	29
7.2	Effect of Termination	30
7.3	Termination Fee and Investor Expenses	31

ARTICLE 8 MISCELLANEOUS		31

8.1	Notices	31
8.2	Survival of Representations and Warranties, etc.	33
8.3	Assignment	33
8.4	Entire Agreement	33
8.5	Waivers and Amendments	33
8.6	Governing Law; Jurisdiction; Venue; Process; Jury Trial	33
8.7	Remedies	34
8.8	Counterparts	34
8.9	Headings	34
8.10	Severability	35

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Warrant

ii

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of February 11, 2013 (this “Agreement”), by and between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), and Steel Partners Holdings L.P., a Delaware limited partnership (the “Investor”). Each of the Company and the Investor is referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article 1 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise.

W I T N E S S E T H:

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions set forth in this Agreement, an aggregate of seven million five hundred thousand (7,500,000) newly issued shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”) (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction after the date hereof and prior to the Closing), along with the associated right to acquire Series A Preferred Stock and Series B Preferred Stock issued under the Tax Plan and the Rights Plan, respectively (collectively, the “Shares”), at a per-share purchase price of $4.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction after the date hereof and prior to the Closing), together with warrants to purchase two million (2,000,0000) shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction after the date hereof and prior to the Closing, and subject to adjustment as provided therein) at an exercise price of $5.00 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction after the date hereof and prior to the Closing, and subject to adjustment as provided therein) in the form of Exhibit B hereto (the “Warrants”), for an aggregate purchase price of thirty million dollars ($30,000,000);

WHEREAS, with respect to the purchase and sale of the Shares and the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”), the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, and Regulation D, as promulgated by the SEC under the Securities Act; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that this Agreement, the issuance of Common Stock, the Warrants and the Underlying Shares, and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Stockholders; and

WHEREAS, in connection with the Stockholder Meeting, the Company intends to seek the Stockholders’ approval of the issuance of the Shares, the Warrants and the Underlying Shares to the Investor by a majority of all the votes cast at the Stockholder Meeting, whether in person or by proxy, pursuant to NASDAQ Marketplace Rule 5635(b) (the “Stockholder Approval”).

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms will have the meaning set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in any material respect to the Company than those contained in that certain confidentiality agreement, dated June 27, 2012, by and between the Company and Handy & Harman Ltd.

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning assigned to it in the Preamble.

“Board” has the meaning assigned to it in the Recitals.

“Business Day” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Change of Recommendation” has the meaning assigned to it in Section 5.1(a).

“Claim” has the meaning assigned to it in Section 3.15.

“Closing” has the meaning assigned to it in Section 2.3.

“Closing Date” has the meaning assigned to it in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning assigned to it in the Recitals.

“Company” has the meaning assigned to it in the Preamble.

“Company Bylaws” has the meaning assigned to it in Section 3.1(b).

“Company Certificate” has the meaning assigned to it in Section 3.1(b).

“Company Disclosure Schedule” has the meaning assigned to it in Article 3.

“Company Indemnitees” has the meaning assigned to it in Section 5.12.

“Company Material Adverse Effect” means any change, event, development, condition, occurrence or effect that is, or would reasonably be expected to be, materially adverse to the business, financial condition, results of operations, assets, liabilities or prospects of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and that none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect (but, in the case of clauses (a), (b), (d), (e), (f) and (g) below, only to the extent the Company and the Company Subsidiaries are not materially and disproportionately affected thereby): (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and the Company Subsidiaries conduct business; (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein; (c) the taking of any action expressly provided by this Agreement or to which Investor has consented in writing; (d) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions existing as of the date of this Agreement; (e) any hurricane, earthquake, flood, or other natural disasters or acts of God; (f) changes in Laws after the date hereof; (g) changes in GAAP after the date hereof; (h) any failure by the Company to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement and prior to the Closing (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(g) of the definition); or (i) a decline in the price of the Common Stock on NASDAQ or any other market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(g) of the definition). For the avoidance of doubt, a Company Material Adverse Effect shall be deemed to have occurred if any client with annual revenue in excess of $70 million for the fiscal year ended July 31, 2012 terminates or reduces its level of business, or any material program, with the reasonably likely effect of a reduction of anticipated revenues for the next twelve (12) months from such client, or material program, by more than fifty percent (50%).

“Company SEC Documents” has the meaning assigned to it in Section 3.10.

“Company Subsidiary” has the meaning assigned to it in Section 3.1(a).

“Competing Proposal” means any of the following transactions with a person other than Investor or any of its Affiliates, or any inquiry, proposal or offer relating to, or which could reasonably be expected to lead to, any such transaction, directly or indirectly, whether in one transaction or a series of transactions: (i) any merger, consolidation, tender offer, exchange offer, recapitalization, share exchange or similar business combination involving the Company or any of its Subsidiaries, (ii) any sale, lease, transfer or other disposition of a material portion of the assets of the Company or any of its Subsidiaries, (iii) any issuance of, or transaction involving the sale or transfer of, the Company’s Equity Interests to non-employees of the Company representing, or exercisable or exchangeable for or convertible into securities representing, 5% or more of the voting power of the Company, or (iv) any other transaction directly or indirectly having the purpose or effect of any of the foregoing. For the avoidance of doubt, any transaction of a type described in the section entitled “Background to the Other Solicitations” contained in the Company’s preliminary proxy statement filed with the SEC on December 21, 2012, as amended, shall be deemed to be a Competing Proposal.

“Contract” means any of the agreements, arrangements, commitments, understandings, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other commitments to which a Person is a party or to which any of the assets of such Person or any of its Subsidiaries are subject, whether oral or written, express or implied.

“Debt” has the meaning assigned to it in Section 3.15.

“DGCL” means Delaware General Corporation Law, as amended.

“dollars” and “$” mean dollars in lawful currency of the United States of America.

“Equity Interest” means any share of capital stock, partnership, member or similar equity interests in any Person, and any securities (including debt securities) convertible into, or exchangeable or exercisable for, any such shares, capital stock, partnership, member or similar equity interests, or any options, warrants or other rights of any kind to acquire or that are linked to the value of any such shares, capital stock, partnership, member or similar equity interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by Contract right), of such Person.

“ESPP” means the Amended and Restated 1995 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning assigned to it in Section 3.11.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any nation, federal, state, county, municipal, local or foreign government, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Incentive Plans” means any stock option plan of the Company, including the 1999 Stock Option Plan for Non-Employee Directors, 2000 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2004 Stock Incentive Plan, 2005 Non-Employee Director Plan and the 2010 Incentive Award Plan or any other plan, agreement or arrangement.

“Indemnified Liabilities” has the meaning assigned to it in Section 5.6(a).

“Indemnitees” has the meaning assigned to it in Section 5.6(a).

“Investor” has the meaning assigned to it in the Preamble.

“Investor Expenses” means up to $200,000 of the Investor’s reasonably documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with matters related to any of the following: (i) the Investors’ and/or any of its Affiliates’ investment in the Company, (ii) the Stockholder Meeting and (iii) the negotiation and execution of this Agreement, the Settlement Agreement, the Registration Rights Agreement and the Warrants.

“knowledge” as to the Company means the actual knowledge of Steven G. Crane, Peter L. Gray or Scott R. Crawley and as to the Investor means the actual knowledge of Warren G. Lichtenstein, Glen M. Kassan and Leonard McGill.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or other pronouncement of any Governmental Entity having the effect of law.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Matching Bid” has the meaning assigned to it in Section 5.1(b).

“NASDAQ” means the NASDAQ Global Select Market.

“Offer” has the meaning assigned to it in Section 5.1(b).

“Offer Notice” has the meaning assigned to it in Section 5.1(b).

“Options” means any unexpired and unexercised option to purchase shares of Common Stock or Preferred Stock under any Incentive Plan or otherwise.

“Organizational Documents” means the certificate of incorporation and bylaws, or equivalent organizational or governing documents, each as amended to date, of a Person.

“Party” or “Parties” has the meaning assigned to it in the Preamble.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, landlords construction or similar liens or other encumbrances arising by operation of Law in the ordinary course of business and (c) Liens that do not materially interfere with or detract from the use or value of any material property of the Company or any Company Subsidiary.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Proxy Statement” means the preliminary proxy statement filed, relating to the Stockholder Meeting, as amended, including the definitive proxy statement relating thereto.

“Purchase Price” has the meaning assigned to it in Section 2.2.

“Rights Agreements” means the Rights Plan and the Tax Plan.

“Registration Statement” has the meaning assigned to it in Section 2.3(a).

“Rights Plan” means the Rights Agreement, dated as of March 21, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

“Rights Plan Rights” means the associated preferred share purchase rights issued pursuant to the Rights Plan.

“Sarbanes-Oxley Act” has the meaning assigned to it in Section 3.10.

“SEC” means the Securities and Exchange Commission.

“Section 203 Approval” has the meaning assigned to it in Section 3.2(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Agreement” means that certain Settlement Agreement, dated as of the date hereof, by and between the Company and Handy & Harman Ltd.

“Series A Preferred Stock” has the meaning assigned to it in Section 3.6(b)(i).

“Series B Preferred Stock” has the meaning assigned to it in Section 3.6(b)(ii).

“Shares” has the meaning assigned to it in the Recitals.

“Solvent” has the meaning assigned to it in Section 3.15.

“Stockholder Meeting” means the 2012 annual meeting of the Stockholders.

“Stockholders” means the stockholders of the Company.

“Subsidiary” of the Company, the Investor or any other Person means any corporation, partnership, joint venture or other legal entity of which the Company, the Investor or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means a written Competing Proposal made by any Person on terms that the Board determines in good faith, after consultation with the Company’s financial and legal advisors, and considering all relevant legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, are more favorable to the Company and the Stockholders than the transactions contemplated by this Agreement (considering any changes to this Agreement agreed in writing by the Investor in response thereto) and which the Board determines in good faith is reasonably likely to be consummated.

“Tax Plan” means the Tax Benefit Preservation Plan, dated as of October 17, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (as amended by Amendment No. 1 to Tax Benefit Preservation Plan, dated as of March 21, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent).

“Tax Plan Rights” means the associated preferred share purchase rights issued pursuant to the Tax Plan.

“Tax Return” means any report, return (including information return), claim for refund or declaration required to be supplied to any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees.

“Transfer Agent” means American Stock Transfer & Trust Company, the Company’s transfer agent.

“Underlying Shares” has the meaning assigned to it in the Recitals.

“Warrants” has the meaning assigned to it in the Recitals.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date, all of the Shares and the Warrants.

2.2 Purchase Price. The per-share purchase price for the Shares shall be $4.00, for an aggregate purchase price of thirty million dollars ($30,000,000) (the “Purchase Price”) for the Shares and the Warrants.

2.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., New York time, on the second (2nd) Business Day after satisfaction or waiver of all of the conditions set forth in Sections 2.4 and 2.5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) (the “Closing Date”), at the offices of Latham & Watkins LLP located at 885 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the Parties.

2.4 Closing Deliverables.

(a) Closing Deliverables of the Investor. The following deliveries shall be made by the Investor to the Company prior to the Closing:

(i) a duly executed copy of this Agreement;

(ii) a duly executed copy of the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”);

(iii) the full amount of the Purchase Price for the Shares and the Warrants in immediately available funds by wire transfer to an account or accounts designated by the Company by written notice to the Investor, which written notice shall be delivered not later than two (2) Business Days prior to the Closing Date; and

(iv) an officer’s certificate as described in Section 6.2(h).

(b) Closing Deliverables of the Company. The following deliveries shall be made by the Company to the Investor prior to the Closing:

(i) a duly executed copy of this Agreement;

(ii) a duly executed copy of the Registration Rights Agreement;

(iii) (x) evidence of one or more stock certificates representing the Shares registered in the name of the Investor or (y) upon the request of the Investor, credit to the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal At Custodian system, or to the Investor’s or its designee’s direct registration account;

(iv) the Warrants, duly executed by the Company in favor of the Investor;

(v) a certificate from the Transfer Agent certifying the number of issued and outstanding shares of Common Stock of the Company;

(vi) payment of the Investor Expenses in immediately available funds by wire transfer to an account or accounts designated by the Investor by written notice to the Company, which written notice shall be delivered not later than two (2) Business Days prior to the Closing Date; and

(vii) an officer’s certificate as described in Section 6.1(k).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in, or qualified by any matters set forth in, (i) any information contained, or incorporated by reference, in any report, schedule, form, statement or other Company SEC Document filed with, or furnished to, the SEC by the Company and publicly available prior to the date hereof (excluding any disclosures set forth in any “risk factor” section thereof or any statements that constitute forward-looking statements in that such statements are predictive or forward-looking in nature) or (ii) the section of the disclosure schedule delivered by the Company to the Investor prior to the execution of this Agreement (the “Company Disclosure Schedule”) that corresponds to any Section or Subsection hereof or in any other section of the Company Disclosure Schedule to the extent it is reasonably/readily apparent from the face of such disclosure or the context in which such disclosure is made that such disclosure is applicable to any other Section or Subsection of this Agreement, the Company represents and warrants to the Investor, as of the date hereof, as follows:

3.1 Organization and Qualifications; Subsidiaries.

(a) The Company and each of its Subsidiaries (each a “Company Subsidiary”) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (in such jurisdictions where the concept exists) and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has delivered or made available to the Investor true and complete copies of the Restated Certificate of Incorporation of the Company (the “Company Certificate”) and Third Amended and Restated Bylaws of the Company (the “Company Bylaws”), each as amended to date, and the Organizational Documents of each Company Subsidiary. Each of the foregoing documents is in full force and effect. The Company has not violated any provision of the Company Certificate or the Company Bylaws in a manner that has not been cured and that materially and adversely affects the Company.

(c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the Company Subsidiaries, together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary and the percentage ownership thereof by the Company and/or another Company Subsidiary. Each Company Subsidiary is in compliance in all material respects with the terms of its Organizational Documents.

3.2 Due Authorization.

(a) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the Warrants and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereunder and thereunder have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of the Company, pursuant to the General Corporation Law of the State of Delaware, as amended, or otherwise, are necessary to authorize the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement or to consummate the transactions contemplated hereunder or thereunder other than the Stockholder Approval.

(b) The Investor has formally requested and the Board has granted a waiver and exemption to the Investor under the Tax Plan and otherwise modified the Rights Plan effective concurrently with the execution of this Agreement, in each case, to permit the entering into of this Agreement and the Settlement Agreement, and, subject to the consummation of the transactions contemplated hereunder, the acquisition by the Investor and/or any of its Affiliates of the Shares, the Warrants and the Underlying Shares and the acquisition by the Investor and/or any of its Affiliates of additional securities as set forth in the Settlement Agreement. The Rights Agreements have not been further amended or modified, as of the date hereof, and will not be further amended or modified to prohibit or restrict any of the foregoing permitted acquisitions. The Company (i) has not granted any currently effective waiver or exemption to any Person under any Rights Agreement, except as set forth on Section 3.2(b) of the Company Disclosure Schedule, (ii) will not grant any waiver or exemption to any Person under any Rights Agreement prior to the Closing and (iii) will not grant any waiver or exemption to any Person under any Rights Agreement that would prohibit or restrict any of the foregoing permitted acquisitions by the Investor and/or any of its Affiliates.

(c) The Board has taken the necessary actions such that the restrictions on business combinations contained in DGCL Section 203 will not apply to the Investor and its Affiliates and Associates (as defined in DGCL Section 203) solely by virtue of the transactions contemplated hereby and the acquisitions permitted by Section 5(a) of the Settlement Agreement, and neither the Investor nor any of its Affiliates and Associates shall be deemed to be an “interested stockholder” (as defined in and contemplated by Section 203(c)(5) of the DGCL) solely as a result of the transactions contemplated hereby or the foregoing permitted acquisitions (the “Section 203 Approval”). Notwithstanding the foregoing, from and after such time as the Investor, together with its Affiliates and Associates, no longer has collective beneficial ownership of at least fifteen percent (15%) in voting power of the Company’s then-outstanding capital stock by virtue of having made a disposition, the Section 203 Approval shall not be applicable to any subsequent acquisitions of the Company’s capital stock by the Investor and its Affiliates and Associates that would result in such Persons having beneficial ownership of fifteen percent (15%) or more in voting power of the Company’s capital stock. The Investor hereby acknowledges and agrees that the Section 203 Approval is limited in accordance with the terms of the Board resolutions as set forth above, and is effective only to the extent of such limitation, as set forth above, and that Section 203 (and the restrictions on business combinations contained therein) shall otherwise apply to the Investor and its Affiliates and Associates and shall apply as a matter of contract pursuant to this Agreement.

3.3 Due Execution; Enforceability. Each of this Agreement, the Warrants and the Registration Rights Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and general principles of equity.

3.4 Board of Directors. The Board has determined that this Agreement, the Warrants and the Registration Rights Agreement and the transactions contemplated hereby and thereby, including the terms of issuance of the Common Stock, Warrants and Underlying Shares, are advisable and in the best interests of the Company and its Stockholders.

3.5 Due Issuance and Authorization of Capital Stock. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any or all of the Stockholders. The shares of Common Stock and Warrants to be issued and delivered to the Investor pursuant to the terms hereof have been duly authorized and will be, upon issuance, validly issued, fully paid and non-assessable, and will be free from all taxes, Liens, preemptive rights and charges with respect to the issue thereof. The Underlying Shares to be issued and delivered to the Investor pursuant to the terms of the Warrants have been duly authorized and will be, upon issuance, validly issued, fully paid and non-assessable, and will be free from all taxes, Liens, preemptive rights and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock solely for the benefit of the Investor and its Affiliates the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

3.6 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 1,400,000,000 shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock. As of the close of business on February 5, 2013, (x) there were 44,021,864 shares of Common Stock issued and outstanding, (y) no shares of Common Stock were issued and held in the treasury of the Company or otherwise owned by the Company, and (z) there were no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, and have been issued in compliance with all federal and state securities Laws.

(b) As of the close of business on February 5, 2013, the Company has no shares of Common Stock or Preferred Stock reserved for or otherwise subject to issuance, except for (i) 140,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, reserved for issuance in connection with the exercise of Tax Plan Rights issued pursuant to the Tax Plan (“Series A Preferred Stock”), (ii) 140,000 shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, reserved for issuance in connection with the exercise of Rights Plan Rights issued pursuant to the Rights Plan (“Series B Preferred Stock”) and (iii) 1,691,388 shares of Common Stock reserved for issuance upon exercise of outstanding options under the Incentive Plans and the ESPP. All shares of Preferred Stock and Common Stock subject to issuance under the Rights Agreements or Incentive Plans, as the case may be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(c) As of the date hereof, except for the Tax Plan Rights, Rights Plan Rights, Options and offerings under the terms of the ESPP, there are no (i) options, warrants or other rights relating to any Equity Interests of the Company or (ii) agreements or arrangements obligating the Company to issue, acquire or sell any Equity Interests of the Company.

(d) There are no outstanding obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) except for the Rights Plan Rights, granting any preemptive or antidilutive rights with respect to, any shares of Common Stock or other Equity Interests in the Company. The authorization, execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement, the consummation of any of the transactions contemplated herein and therein or the execution or performance of any of the rights or obligations pursuant to the terms herein or therein will not give rise to, trigger or otherwise give the right to any antidilution rights to any holder of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

(e) Except for the Company Subsidiaries listed on Section 3.6(e)(i) of the Company Disclosure Schedule, the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for Equity Interests in the Company Subsidiaries and the Equity Interests described on Section 3.6(e)(ii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any Equity Interest in any Person, or has any obligation to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. Since the close of business on July 31, 2011, no Company Subsidiary has issued any shares of capital stock or other Equity Interests.

3.7 Consents. None of the execution, delivery or performance of this Agreement, the Warrants or the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity or any other Person, other than (a) the Stockholder Approval, (b) compliance with the applicable requirements of the Exchange Act, including filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereunder, including the filing of a Form D with respect to the transactions contemplated hereby and the filing of one or more registration statements, as contemplated pursuant to the Registration Rights Agreement, (c) compliance with any applicable foreign or state securities Laws or Blue Sky Laws, (d) such filings as may be required under the rules and regulations of NASDAQ, (e) compliance with any applicable requirements of the HSR Act and other applicable foreign or supranational antitrust and competition Laws, and (f) such other consents, authorizations, filings, approvals and registrations set forth in Section 3.7 of the Company Disclosure Schedule.

3.8 No Conflicts. The execution, delivery and performance of Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated hereunder and thereunder, do not and will not (a) conflict with or violate any provision of the Company Certificate or Company Bylaws or the Organizational Documents of any Company Subsidiary; (b) assuming that all consents, approvals, authorizations and permits described in Section 3.7 have been obtained and all filings and notifications described in Section 3.7 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (c) subject to obtaining the Stockholder Approval, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Contract, except, with respect to clauses (b) and (c), where such conflicts or violations would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay its ability to consummate the transactions contemplated by Agreement, the Warrants and the Registration Rights Agreement. The Company is not in violation of the listing requirements of NASDAQ and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. Assuming that Stockholder Approval has been obtained, the issuance by the Company of any of the Shares, the Warrants or the Underlying Shares shall not have the effect of delisting or suspending the Common Stock from NASDAQ.

3.9 Compliance with Laws and Regulations. Except as set forth on Section 3.9 of the Company Disclosure Schedule, as of the date hereof, each of the Company and the Company Subsidiaries has complied and is in compliance with all Laws which affect the business, properties or assets of the Company or such Company Subsidiary, except for any non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.10 SEC Filings. Except as set forth on Section 3.10 of the Company Disclosure Schedule, since August 1, 2009, the Company has filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company or any Company Subsidiary with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). Except as provided on Section 3.10 of the Company Disclosure Schedule, as of their respective filing dates and, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (a) did not at the time each such document was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act. The Company has not filed any confidential material change reports with the SEC that is still maintained on a confidential basis.

3.11 Financial Statements. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, the audited consolidated financial statements for the fiscal year ended July 31, 2012 and the unaudited consolidated interim financial statements for the fiscal quarter ended October 31, 2012 of the Company and the consolidated Company Subsidiaries included in the Company SEC Documents (collectively, the “Financial Statements”) (i) have been prepared in accordance with GAAP (as in effect in the United States of the date of such Financial Statement) applied on a consistent basis during the periods involved (except for normal and recurring year-end adjustments that are not expected to be material and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (ii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein (except for normal and recurring year-end adjustments that are not expected to be material and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act). Except as set forth in Section 3.11(b) of the Company Disclosure Schedule or any liability (contingent or otherwise) that would not be required by GAAP to be disclosed or reflected in a consolidated balance sheet of the Company, neither the Company nor any of the

Company Subsidiaries has incurred any material liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business consistent with past practice since October 31, 2012. Since October 31, 2012, there has been no change, event, development, condition, occurrence or effect that has had or would reasonably be expected to have a Company Material Adverse Effect.

3.12 Litigation. As of the date hereof, except as listed on Section 3.12 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, investigation or proceeding pending or, to the knowledge of the Company, threatened that (i) if determined adversely to the Company or any Company Subsidiary, has had or would reasonably be expected to result in losses greater than one million dollars ($1,000,000), or (ii) could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

3.13 Taxes.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate a materially adverse impact on the business, financial condition, results of operations, assets, liabilities or prospects of the Company and the Company Subsidiaries, taken as a whole: (i) the Company and each Company Subsidiary has timely filed all Tax Returns required to be filed through the date hereof (taking into account any applicable extensions) and (ii) all Taxes of the Company and each Company Subsidiary that are due and payable have been paid, other than Taxes which are being contested in good faith and as to which the Company or the relevant Company Subsidiary has set aside on its books appropriate reserves in accordance with GAAP.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate a materially adverse impact on the business, financial condition, results of operations, assets, liabilities or prospects of the Company and the Company Subsidiaries, taken as a whole: (i) no Tax Return of the Company or any Company Subsidiary is currently the subject of an audit by any Governmental Entity, and no written notice of such an audit has been received by the Company or any Company Subsidiary with respect to Taxes for any open Tax year; (ii) neither the Company nor any of the Company Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, for any open Tax year; and (iii) there is no deficiency with respect to Taxes against the Company or any Company Subsidiary that remains unpaid.

(c) There are no Liens for Taxes other than Permitted Liens on any assets of the Company or any of the Company Subsidiaries.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any Company Subsidiary has any liability under any Tax-sharing, Tax-indemnity or Tax-allocation agreements other than any such agreements that are between or among the Company and/or any Company Subsidiaries or that are customary commercial contracts not primarily related to Taxes.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(g) None of the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Neither the Company nor any Company Subsidiary has distributed the capital stock of any corporation in a transaction intended to qualify under Section 355 of the Code within the past two years, nor has the Company or any Company Subsidiary been distributed in a transaction intended to qualify under Section 355 of the Code within the past two years.

(j) As of the date hereof, the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Shares and the Warrants to the Investor and/or any of its Affiliates, will not result in an “ownership change” under Section 382 of the Code. The Company will not grant any waiver or exemption to any Person under the Tax Plan that, if fully utilized by such Person, would cause any exercise of the Warrants to result in an “ownership change” under Section 382 of the Code.

3.14 Broker Fees. Except as set forth on Section 3.14 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has disclosed to the Investor the amounts of any such fees and commissions, all of which shall be paid by the Company.

3.15 Insolvency, Creditors. No proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy or insolvency laws, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. The

Company and its Subsidiaries, taken as a whole, are, as of the date hereof, and after giving effect to the transactions contemplated hereby, will be Solvent. As used herein, (x) “Solvent”, with regard to any Person, means that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, (b) such Person has sufficient capital with which to conduct its business, and (c) such Person has not incurred Debts, and does not intend to incur Debts, beyond its ability to pay such Debts as they mature, (y) “Debt” means any liability on a Claim, and (z) “Claim” means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; with respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all of the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

3.16 Information in the Proxy Statement. None of the information in or incorporated by reference in the Proxy Statement (or any amendment thereof or supplement thereto), other than information provided by the Investor in writing or electronically specifically for inclusion in the Proxy Statement (or any amendment or supplement thereto) will, at the date mailed to the Stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

3.17 Required Vote. The Stockholder Approval is the only vote of the Stockholders required, if any, to approve and adopt this Agreement and the transactions contemplated hereunder, including, without limitation, the issuance of the Shares, the Warrants and the Underlying Shares.

3.18 Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all applicable requirements of the Sarbanes-Oxley Act that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act. For the avoidance of doubt, the foregoing is qualified by, and should be read in conjunction with, the Company SEC Documents, including Item 9A of the Form 10-K for the fiscal year ended July 31, 2012 filed with the SEC on January 11, 2013.

3.19 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Article 4, no registration under the Securities Act is required for the offer and sale of the Shares, the Warrants or the Underlying Shares by the Company to the Investor as contemplated hereby.

3.20 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article 3 or as provided in Section 8.2, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to the Investor in connection with the transactions contemplated hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as follows:

4.1 Organization. The Investor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite partnership power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

4.2 Due Authorization. The Investor has all necessary partnership power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.3 Due Execution; Enforceability. The execution and delivery of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Investor, and no other proceedings on the part of the Investor are necessary to authorize this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Registration Rights Agreement has been duly authorized and validly executed and delivered by the Investor, and assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and general principles of equity.

4.4 No Registration Under the Securities Act. The Investor understands that the Shares, the Warrants and the Underlying Shares (collectively, the “Securities”) have not been registered, and that except as provided in the Registration Rights Agreement, the Company shall not be required to effect any registration thereof, under the Securities Act or any state securities law and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act.

4.5 Shares of Common Stock Beneficially Owned. As of the date hereof, the Investor is the beneficial owner of 540,015 shares of Common Stock, and, except for the beneficial ownership of shares disclosed in the Schedule 13D with respect to the Company filed by Handy & Harman Ltd. with the SEC on October 14, 2011, as amended (the “Schedule 13D”), neither the Investor nor any Affiliate of the Investor is the beneficial owner of any other shares of Common Stock as a result of the constructive ownership rules of Treasury Regulation Section 1.382-2T(h). Except for the understandings disclosed in the Schedule 13D, neither the Investor nor any Affiliate of the Investor is a member of a “group of persons who have a formal or informal understanding among themselves to make a coordinated acquisition of stock” within the meaning of Treasury Regulation Section 1.382-3(a)(1).

4.6 Acquisition for Investment. The Securities are being acquired under this Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Securities Act; provided, however, that the disposition of the Investor’s property shall at all times be under its control; provided, further, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Securities will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

4.7 Evaluation of Merits and Risks of Investment. The Investor has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder. The Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Securities for an indefinite period of time, inasmuch as the Securities have not been registered under the Securities Act).

4.8 Additional Information. The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

4.9 U.S. Person. The Investor certifies that (i) it is a natural person resident in the United States or (ii) it is an entity organized or incorporated under the laws of any state of the Unites States or the District of Columbia and having its principal place of business in the United States.

4.10 Broker Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Investor.

4.11 Sufficient Funds. The Investor has on hand as of the date hereof, and will have as of the Closing Date, all of the funds available that are necessary to consummate the transactions contemplated by this Agreement.

4.12 Information in the Proxy Statement. None of the information supplied by the Investor in writing or electronically specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to the Stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.13 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article 4 or as provided in Section 8.2, neither the Investor nor any other Person makes any express or implied representation or warranty with respect to the Investor or with respect to any other information provided to the Company in connection with the transactions contemplated hereunder.

ARTICLE 5

ADDITIONAL COVENANTS

The Company and the Investor hereby agree to do the following:

5.1 No Solicitation of Transactions.

(a) From and after the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article 7, the Company agrees that it and its Subsidiaries and Affiliates shall not, and that it shall cause its directors, officers and other representatives (including legal and financial advisors) not to, directly or indirectly, (i) initiate or solicit, or take any other action to facilitate, a Competing Proposal, (ii) initiate, continue or participate in discussions or negotiations with respect to any Competing Proposal, (iii) furnish or exchange any information to or with any Person in connection with a Competing Proposal, (iv) enter into any letter of intent, agreement in principle or other agreement, arrangement, commitment or understanding with respect to a Competing Proposal, (v) approve or recommend any Competing Proposal, (vi) withdraw, change, amend, modify or qualify, in a manner adverse to the Investor, any recommendation of the Board with respect to the transactions contemplated hereunder, or (vii) resolve or agree to do any of the foregoing (any act or failure to act relating to clauses (v) and (vi) above, a “Change of Recommendation”); provided that the Parties acknowledge and agree that the Company may take any action that would otherwise be prohibited or restricted pursuant to this Section 5.1(a) with respect to, but limited to, (i) any business or assets with a book value of less than five million dollars ($5,000,000) and (ii) the real property owned by the Company and located in (A) Singapore, (B) Orléans, France and (3)

Kildare, Ireland, including, in each case, entering into any letter of intent, agreement in principle or other agreement or arrangement with respect to such properties or otherwise consummating a sale thereof.

(b) Notwithstanding anything to the contrary contained in Section 5.1(a), if at any time following the date hereof and prior to obtaining the Stockholder Approval, (i) the Company receives a written Competing Proposal that the Board believes in good faith to be bona fide and (ii) the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that (A) such Competing Proposal constitutes or could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Superior Proposal and (B) the failure to take the actions referred to in clauses (x) and (y) below would be inconsistent with the proper exercise of the fiduciary duties of the Board to the Stockholders under applicable Law, then the Company may take the following actions: (x) furnish nonpublic and other information and provide access to the Company’s facilities, personnel and representatives of the Company to the third party making such Competing Proposal, if, and only if, prior to so furnishing such information and providing such access, the Company receives from the third party an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with the third party with respect to the Competing Proposal. The Company shall promptly (and in any event within two Business Days) (A) notify the Investor if it receives a Competing Proposal, including the material terms and conditions thereof and the identity of the Person making such Competing Proposal; (B) notify the Investor of the determination of the Board as provided for in clause (ii) above; (C) keep the Investor reasonably apprised and update the Investor as to any material developments, discussions and negotiations concerning such Competing Proposal; and (D) provide to the Investor any material non-public information concerning the Company or any Company Subsidiary provided to such third party pursuant to clause (x) or (y) above, which was not previously provided to the Investor. Prior to terminating this Agreement to enter into a definitive agreement with respect to any Superior Proposal, the Company shall promptly deliver to the Investor a written notice (the “Offer Notice”) of such Superior Proposal (the “Offer”), which Offer Notice shall describe all material terms and conditions of the Superior Proposal, including the party that made the Superior Proposal, and shall include a copy of the relevant proposed transaction agreements with such party. In the case of the initial Superior Proposal, the Company shall give the Investor forty-eight (48) hours after delivery of the Offer Notice to propose revisions to the terms of this Agreement or the transactions contemplated hereby (or make any other proposals) (a “Matching Bid”) and during such time shall negotiate and cause its representatives to negotiate (if the Investor notifies the Company that it desires to negotiate), in good faith with the Investor as to such Matching Bid. If the Competing Proposal to which the initial Offer Notice applies is modified in any material respect in response to a Matching Bid (including any subsequent Matching Bid with respect thereto) or otherwise, the Company shall give the Investor a new Offer Notice following which the Investor shall have twenty-four (24) hours to propose a new Matching Bid, and during such time the Company shall negotiate and cause its representatives to negotiate (if the Investor notifies the Company that it desires to negotiate), in good faith with the Investor as to such Matching Bid. The Board shall take into account the terms and conditions of any Matching Bid in determining whether the Competing Proposal continues to constitute a Superior Proposal.

(c) Notwithstanding the limitations set forth in Section 5.1(a), if the Board has concluded in good faith after consultation with the Company’s outside legal and financial advisors that a Competing Proposal constitutes a Superior Proposal, after and subject to compliance with the requirements contained in Section 5.1(b), and that the failure to take the following actions would be inconsistent with the proper exercise of the fiduciary duties of the Board to the Stockholders under applicable Law, then the Board may prior to obtaining Stockholder Approval cause the Company to effect a Change of Recommendation, terminate this Agreement in accordance with Section 7.1(e) and concurrently with such termination enter into a binding written agreement with respect to such Superior Proposal; provided, that the Company shall not terminate this Agreement in accordance with Section 7.1(e) and any purported termination in accordance therewith shall be void and of no force and effect unless concurrently with such termination the Company pays the Termination Fee to the Investor.

(d) Notwithstanding the limitations set forth in Section 5.1(a) and prior to obtaining Stockholder Approval, the Board may, other than in connection with a Competing Proposal (which is subject to Sections 5.1(b) and (c)), effect a Change of Recommendation under Section 5.1(a)(vi) if the Board has concluded in good faith after consultation with the Company’s outside legal and financial advisors that the failure of the Board to effect such Change of Recommendation would be inconsistent with the proper exercise of the fiduciary duties of the Board to the Stockholders under applicable Law.

(e) Nothing contained in this Agreement shall prohibit the Company or the Board from making any disclosure to the Stockholders if the Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with any applicable Law; provided, that disclosures under this Section 5.1(e) shall not be a basis, in themselves, for the Investor to terminate this Agreement pursuant to Section 7.1(b).

5.2 Legend. The Investor agrees with the Company that the certificates evidencing the Shares will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

5.3 Preparation of Proxy Statement; Stockholder Meeting.

(a) In connection with the Stockholder Meeting, the Company shall prepare and file with the SEC the Proxy Statement, amended to reflect the transactions and terms contemplated hereby and by the Settlement Agreement, as promptly as reasonably practicable, and in any event by no later than five (5) Business Days following the date hereof. The Investor and the Company shall cooperate in the preparation and filing of the Proxy Statement to the extent related to the transactions contemplated hereby. The Company will advise the Investor promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information insofar as any such request for amendment, comment, response or request for additional information relates to the transactions contemplated hereby and will promptly provide the Investor with copies of any written communication from the SEC or any state securities commission. The Company shall give the Investor and its counsel a reasonable opportunity to review and comment on the Proxy Statement, any amendments thereto and any responses of the Company in response to any request or comment of the SEC, in each case, to the extent related to the transactions contemplated hereby, and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Investor and its counsel. Other than the Proxy Statement, or as otherwise required by a court order or the Company’s governance documents, the Company shall agree not to file a proxy statement or amend the Proxy Statement, or take any action that would establish a new nomination deadline, relating to its next annual meeting of Stockholders until after the earlier of the Closing or the termination of this Agreement. The Company shall cause the Proxy Statement to be mailed to the Stockholders as promptly as reasonably practicable after it has been cleared by the SEC.

(b) If, at any time prior to the Closing Date, any information relating to the Parties, or any of their respective Affiliates, officers or directors, is discovered by such Party that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, such Party shall as promptly as practicable notify the other Party and an appropriate amendment or supplement describing such information shall be filed by the Company with the SEC as promptly as practicable after the Investor has had a reasonable opportunity to review and comment thereon (to the extent related to the transactions contemplated hereby) and, to the extent required by applicable Law, disseminated to the Stockholders. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Law, including the regulations and requirements of NASDAQ.

(c) In addition to their obligations pursuant to Section 5.3(a) and Section 5.3(b), the Company shall make all necessary filings with respect to the transactions contemplated hereunder, including the issuance of the Shares, the Warrants and the Underlying Shares, under the Securities Act, the Exchange Act and applicable Blue Sky Laws and make available to the Investor copies of such filings.

(d) As promptly as reasonably practicable after the Proxy Statement is definitive, the Company shall duly call, give notice to the Stockholders of, convene and hold the Stockholder Meeting. The Company shall (i) solicit the Stockholder Approval and (ii) subject to a Change in Recommendation permitted by Sections 5.1(c) or (d), include in the Proxy Statement the Board’s recommendation to the Stockholders that they approve the transactions contemplated hereby, and include therein disclosure regarding the approval of the Board.

5.4 Conduct of Business. During the period between the date hereof and the Closing, the Company shall: (a) provide the Investor with all monthly financial statements, budgets and forecasts provided to the Board concurrently with their provision to the Board; (b)

conduct its business in the ordinary course in a manner consistent with past practice, including, without limitation, subject to Section 5.1; (c) not grant any waiver or exemption to any Person under any Rights Agreement or modify or amend any Rights Agreement for the benefit of any Person; and (d) subject to Section 5.1, not, in any manner, issue or sell, agree to issue or sell, enter into or affect any issuance or sale, or be deemed to have entered into or affected any issuance or sale, of any Equity Interests (other than in accordance with the Rights Agreements, the Incentive Plans or the ESPP or repurchases of cashless exercises of options or tax withholdings upon the vesting of options of incentive awards). In furtherance of the foregoing, the Parties acknowledge and agree that the Company may take any action that would otherwise be prohibited or restricted pursuant to Section 5.1(a) with respect to, but limited to, (i) any business or assets with a book value of less than five million dollars ($5,000,000) and (ii) the real property owned by the Company and located in (A) Singapore, provided that the Company shall not consummate such transaction (without consent of the Investor, which shall not be unreasonably delayed, conditioned or withheld) unless such transaction is on terms and conditions substantially similar to, or more favorable to the Company than, those set forth on the term sheet delivered to the Investor on February 4, 2013 or as otherwise set forth on Section 5.4 of the Company Disclosure Schedule, (B) Orléans, France and (3) Kildare, Ireland, including, in each case, entering into any letter of intent, agreement in principle or other agreement or arrangement with respect to such properties or otherwise consummating a sale thereof.

5.5 Further Assurances. From time to time after the date of this Agreement, the Parties shall execute, acknowledge and deliver to the other Party such other instruments, documents, and certificates and will take such other actions as the other Party may reasonably request in order to consummate the transactions contemplated by this Agreement.

5.6 Indemnification.

(a) In consideration of the Investor’s execution and delivery of this Agreement, the Registration Rights Agreement and the Settlement Agreement and acquiring the Securities thereunder and in addition to all of the Company’s other obligations hereunder and thereunder, the Company shall defend, protect, indemnify and hold harmless the Investor and each Affiliate of the Investor and all of their respective shareholders, partners, members, officers, directors, employees and direct or indirect investors and all of the foregoing Persons’ agents and other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including all judgments, amounts paid in settlement, court costs and costs of investigation, and including reasonable attorneys’ fees and disbursements (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Warrants, the Registration Rights Agreement, the Settlement Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Warrants, the Registration Rights Agreement, the Settlement Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby.

(b) Promptly after receipt by an Indemnitee under this Section 5.6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Company under this Section 5.6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel at its own expense, except that the reasonable fees and expenses of such counsel shall be borne by the Company if (i) the employment of such counsel has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, based upon the advice of counsel to the Investor, a material conflict on any material issue between the position of the Company and the position of the Investor, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liabilities by the Company and shall furnish to the Company all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time after the Indemnitee has received notice of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 5.6, except to the extent that the Company is materially prejudiced in its ability to defend such action.

(c) The parties acknowledge and agree that in no event shall the Indemnitees be entitled to payments under this Section 5.6 in excess of the Purchase Price.

(d) Subject to Section 8.7 and other than with respect to fraud, (i) the indemnity agreements contained herein shall be the sole and exclusive remedy of the Investor for any and all claims, damages or other matters arising under, out of, or related to this Agreement, the Warrants, the Registration Rights Agreement, the Settlement Agreement and agreements, certificates, instruments or documents contemplated hereby or thereby, and (ii) no Person will have any other entitlement, remedy or recourse, whether in contract, tort, strict liability, equitable remedy or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by Law.

5.7 Fees. Except as otherwise set forth herein or as otherwise agreed upon in writing by the Company and the Investor, each Party shall bear its own expenses in connection with the sale of the Shares and the Warrants to the Investor.

5.8 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Securities in a manner that would require the registration under the Securities Act of the sale of any of the Securities.

5.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Underlying Shares pursuant to any exercise of the Warrants. The Company shall reserve and so long as any Securities are outstanding, the Company shall continue to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the maximum number of Shares issuable pursuant to this Agreement and Underlying Shares issuable pursuant to any exercise of the Warrants.

5.10 Governmental Approvals. Each of the Company and the Investor undertakes and agrees to file as soon as practicable after the Parties have determined in their reasonable discretion that consent is required under the HSR Act to consummate the sale of the Securities (which determination and filing shall be made no later than the latest to occur of (i) 35 days prior to the Stockholder Meeting and (ii) five Business Days after the date on which the Company notifies the Investor of the date on which the Stockholder Meeting will be held), a Notification and Report Form and documentary materials in respect of the transactions contemplated by this Agreement that substantially comply with the provisions of the HSR Act, and the rules thereunder, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and shall file as soon as practicable any form or report required by any other Governmental Entity relating to antitrust matters) if such filing is required. In furtherance of the foregoing, each Party agrees to (A) use commercially reasonable efforts to comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by each of them or any of their respective Affiliates from any Governmental Entity in respect of such filings or such transactions, and (B) cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any Governmental Entity under the HSR Act with respect to any such filing or any such transaction. Each Party shall use its commercially reasonable efforts to furnish to the other Party all information required for any application or other filing to be made pursuant to any Law in connection with the transactions contemplated by this Agreement (including, to the extent permitted by Law, responding to any reasonable requests for copies of documents filed with the other Party’s prior filings). The Investor and the Company shall permit each other to review in advance any proposed communication to any Governmental Entity, subject to applicable Law and provided that the Parties shall not be required to provide each other material related to a Party’s valuation of the transactions contemplated hereby or any other confidential information of a Party. Each such Party shall promptly inform the other Party of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or any such transaction. No Party shall independently participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other Party prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to Law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act. The Investor and the Company shall each pay one half of all filing fees in connection with all filings under the HSR Act.

5.12 Financial Information. At the request and expense of the Investor or any of its Affiliates, the Company shall permit the Investor or such Affiliate to include the Company’s audited financial statements and any other financial information of the Company in any filing or report of the Investor or such Affiliate filed with the SEC under the Exchange Act or the Securities Act to the extent required under the SEC’s rules and regulations relating to significant subsidiaries or equity method accounting, and the Company shall, and shall cause its independent registered public accounting firm to, reasonably cooperate with the Investor or such Affiliate with respect to the provision of such required information as promptly as practicable. The Investor shall, or shall cause its applicable Affiliate to, defend, protect, indemnify and hold harmless the Company and each Affiliate of the Company and all of their respective officers, directors, employees and all of the foregoing Persons’ agents and other representatives (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to the inclusion of such audited financial statements and other financial information of the Company in any filing or report of the Investor or such Affiliate filed with the SEC under the Exchange Act or the Securities Act; provided, however, that the Investor and its Affiliates will not have any liability, and will not be required to indemnify the Company Indemnitees, with respect to, and the Company will be solely responsible for, the content and substance of such audited financial statements and other financial information provided by or on behalf of the Company.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions to Investor’s Obligations. The obligation of the Investor to purchase the Shares and Warrants as set forth in Section 2.1 shall be subject to the satisfaction or waiver by the Investor of each of the following conditions, in each case, on the Closing Date:

(a) The Company shall have delivered to the Investor a copy of the executed and delivered instruction letter from the Company to the Transfer Agent instructing the Transfer Agent to deliver a stock certificate representing the Shares to the Investor or to credit the Shares to the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal At Custodian system, or to the Investor’s or its designee’s direct registration account.

(b) The Company shall have executed and delivered to the Investor the Registration Rights Agreement.

(c) The Company shall have executed and delivered to the Investor the Warrants in favor of the Investor.

(d) No change, event, development, condition, occurrence or effect shall have occurred or come into existence since the date of this Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) The Stockholder Nominees shall have been elected to serve on the Board at the Stockholder Meeting.

(f) There shall have been no law, rule, regulation, order, judgment or decree enacted, entered or promulgated by any Governmental Entity or NASDAQ which would have the effect of prohibiting the transactions contemplated by this Agreement.

(g) All representations and warranties of the Company contained in this Agreement (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) shall be true and correct as of the Closing Date with the same force and effect as if made as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Company Material Adverse Effect.

(h) The Company shall not have breached or failed, in any material respect, to perform or to comply with any agreement or covenant to be performed or complied with by it under this Agreement or any such breach or failure shall have been cured, and there shall not be in effect any legal requirement or injunction that prohibits the consummation of the transactions contemplated under this Agreement.

(i) The Stockholder Approval has been obtained.

(j) The Company shall have obtained all governmental, regulatory, NASDAQ and third-party consents and approvals, if any (including any consent required under the HSR Act), necessary for the issuance and sale of the Securities and the listing of the Shares and the Underlying Shares on NASDAQ, subject to official notice of issuance, and the Investor shall have obtained any consent required under the HSR Act necessary for its purchase of the Securities.

(k) The Company shall have delivered to the Investor an officer’s certificate dated as of the Closing Date attaching copies of resolutions duly adopted by the Board, authorizing and approving the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

6.2 Conditions to Company’s Obligations. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or waiver by the Company of each of the following conditions, in each case, on the Closing Date:

(a) The Investor shall have executed and delivered to the Company the Registration Rights Agreement.

(b) The Investor shall have delivered the Purchase Price.

(c) The Stockholder Approval shall have been obtained.

(d) There shall have been no law, rule, regulation, order, judgment or decree enacted, entered or promulgated by any Governmental Entity or NASDAQ which would have the effect of prohibiting the transactions contemplated by this Agreement.

(e) All representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time).

(f) The Investor shall not have breached or failed, in any material respect, to perform or to comply with any agreement or covenant to be performed or complied with by it under this Agreement or any such breach or failure shall have been cured, and there shall not be in effect any legal requirement or injunction that prohibits the consummation of the transactions contemplated under this Agreement.

(g) The Company shall have obtained all governmental, regulatory, NASDAQ or third-party consents and approvals, if any (including any consent required under the HSR Act), necessary for the issuance and sale of the Securities, and the Investor shall have obtained any consent required under the HSR Act necessary for its purchase of the Securities.

(h) The Investor shall have delivered to the Company an officer’s certificate dated as of the Closing Date attaching copies of resolutions duly adopted by the board of directors or equivalent body of the Investor, authorizing and approving the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated at any time:

(a) by mutual written agreement of the Company and the Investor;

(b) by the Investor, at any time prior to the Closing Date if: (i) there shall be an inaccuracy or breach of any representation or warranty of the Company contained in this Agreement or breach of any covenant of the Company contained in this Agreement, in any case, such that any closing condition contained in Section 6.1 is not or is reasonably likely not to be satisfied, (ii) the Investor shall have delivered to the Company written notice of such inaccuracy or breach, and (iii) either such inaccuracy or breach is not capable of cure or at least twenty (20) calendar days shall have elapsed since the date of delivery of such written notice to the Company and such inaccuracy or breach shall not have been cured; provided, however, that the Investor shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if: (A) any material covenant of the Investor contained in this Agreement shall have been breached in any respect, and such breach shall not have been cured; or (B) there shall be an inaccuracy or breach of any representation or warranty of the Investor contained in this Agreement, in each of the foregoing cases such that any closing condition contained in Section 6.2 is not or is reasonably not likely to be satisfied;

(c) by the Company, at any time prior to the Closing Date if: (i) there shall be an inaccuracy or breach of any representation or warranty of the Investor contained in this Agreement or breach of any covenant of the Investor contained in this Agreement, in any case, such that any closing condition contained in Section 6.2 is not or is reasonably likely not to be satisfied, (ii) the Company shall have delivered to the Investor written notice of such inaccuracy or breach, and (iii) either such inaccuracy or breach is not capable of cure or at least twenty (20) calendar days shall have elapsed since the date of delivery of such written notice to the Investor and such inaccuracy or breach shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if: (A) any material covenant of the Company contained in this Agreement shall have been breached in any respect, and such breach shall not have been cured; or (B) there shall be an inaccuracy or breach of any representation or warranty of the Company contained in this Agreement, in each of the foregoing cases such that any closing condition contained in Section 6.1 is not or is reasonably not likely to be satisfied;

(d) by the Investor if the Board shall have effected a Change of Recommendation;

(e) by the Company if, prior to obtaining the Stockholder Approval, the Board (or any committee thereof) has received a Superior Proposal and has determined to accept it, subject to compliance by the Company with Section 5.1 in all material respects;

(f) by the Investor if either of the Stockholder Nominees has not been elected to serve as a director of the Company at the Stockholder Meeting or any adjournment thereof;

(g) by either the Company or the Investor if the Stockholder Approval has not been obtained at the Stockholder Meeting or any adjournment thereof; or

(h) by either the Company or the Investor if the Closing has not occurred by May 6, 2013, unless delayed by any governmental or regulatory consent required under the HSR Act that has not been obtained such that any closing condition contained in Section 6.1(j) or Section 6.2(g) has not been satisfied, in which case such date shall be extended until May 31, 2013; provided, however, that the right to terminate this Agreement under this Section 7.1(h) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date.

7.2 Effect of Termination. If this Agreement is terminated by either Party pursuant to the provisions of Section 7.1, except as set forth in the immediately following sentence, this Agreement shall immediately become void and there shall be no further obligations on the part of either Party or their respective directors, officers, employees, agents or representatives, except (a) with respect to the provisions of this Article 7 and Article 8, which shall survive the termination of this Agreement, and (b) with respect to any liabilities or damages incurred or suffered as a result of the willful breach by the Company or the Investor of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 8.7 in lieu of terminating this Agreement to the provisions of Section 7.1.

7.3 Termination Fee and Investor Expenses.

(a) Notwithstanding anything to the contrary contained herein, the Company agrees that if this Agreement is terminated pursuant to Section 7.1(d), Section 7.1(e), Section 7.1(f) or Section 7.1(g) then the Company shall pay the Investor the Termination Fee and the Investor Expenses in immediately available funds (x) within two Business Days after the date of termination, in the case of a termination pursuant to Section 7.1(d), Section 7.1(f) or Section 7.1(g) and (y) concurrently with such termination, in the case of a termination pursuant to Section 7.1(e). “Termination Fee” means $900,000. In no event shall payment of more than one Termination Fee be made. Notwithstanding anything to the contrary contained in this Agreement: (i) the Investor’s right to receive the Termination Fee and the Investor Expenses pursuant to this Section 7.3(a) shall be the Investor’s sole and exclusive remedy against the Company or any of its Affiliates, stockholders, directors, officers, employees, agents or representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the transactions contemplated hereby to be consummated in circumstances giving rise to the obligation of the Company to pay the Termination Fee and the Investor Expenses under this Section 7.3(a); and (ii) upon payment of all amounts that are required to be paid pursuant to this Section 7.3(a), none of the Company or any of its Affiliates, stockholders, directors, officers, employees, agents or representatives shall have any further liability or obligation relating to or arising out of this Agreement (other than any obligation to pay any amounts due pursuant to the second sentence of Section 7.3(b).

(b) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that without these agreements, the Investor would not enter into this Agreement. If the Company shall fail to pay any amount payable pursuant to Section 7.3(a) when due, the Company shall reimburse the Investor for all costs and expenses actually incurred or accrued by the Investor (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of such Section.

ARTICLE 8

MISCELLANEOUS

8.1 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, return receipt requested, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained from the recipient and if followed by transmittal by national overnight courier or hand for delivery on the next Business Day), in each case as follows (or to such other address for a Party as shall be specified by like notice):

(i) if to the Investor, to:

c/o Steel Partners II, L.P.

590 Madison Avenue

New York, New York 10022

Attention: Warren Lichtenstein

                  Leonard McGill

Phone: (212) 520-2300

Fax: (212) 520-2337

Email: warren@steelpartners.com

            len@steelpartners.com

with a copy (for informational purposes only) to:

Olshan Frome Wolosky LLP

65 East 55th Street

New York, New York 10022

Attention: Steven Wolosky

                 Michael R. Neidell

Phone: (212) 451-2300

Fax: (212) 451-2222

Email: swolosky@olshanlaw.com

            mneidell@olshanlaw.com

(ii) if to the Company, to:

ModusLink Global Solutions, Inc.

1601 Trapelo Road

Suite 170

Waltham, MA 02451

Attn: Peter L. Gray

Phone: (781) 663-5024

Fax:     (781) 663-5095

Email: peter_gray@moduslink.com

with a copy to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Attn: Mark D. Gerstein

         Zachary A. Judd

Phone: (312) 876-7700

Fax:     (312) 993-9769

Email: mark.gerstein@lw.com

            zachary.judd@lw.com

8.2 Survival of Representations and Warranties, etc. All representations and warranties made in, pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement indefinitely, notwithstanding any investigation at any time made by or on behalf of any Party hereto; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any Party required to be made pursuant to the terms of this Agreement or required to be made in connection with or in contemplation of the transactions contemplated by this Agreement will constitute representations and warranties by such Party pursuant to this Agreement.

8.3 Assignment. This Agreement will be binding upon and will inure to the benefit of each and all of the Parties, and neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except that the Investor may assign or delegate any or all of its rights, interests or obligations hereunder to an Affiliate without such consent, provided that such Affiliate agrees in a writing reasonably satisfactory to the Company to be bound by the terms and conditions of the Settlement Agreement.

8.4 Entire Agreement. Except for the Registration Rights Agreement, the Warrants and the Settlement Agreement, this Agreement contains the entire agreement by and between the Company and the Investor with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.

8.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of either Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of either Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

8.6 Governing Law; Jurisdiction; Venue; Process; Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE

APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.7 Remedies. Each Party acknowledges and agrees that (a) the covenants, obligations and agreements of each Party contained in this Agreement relate to special, unique and extraordinary matters and (b) a violation of any of the covenants, obligations or agreements contained in this Agreement by a Party will cause the other Party irreparable injury for which adequate remedies are not available at law. Therefore, the Parties agree that each Party shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement, in addition to any other remedies available at law or in equity. Furthermore, the Parties hereby waive, and shall use their commercially reasonable best efforts to cause their stockholders, members, partners, Affiliates and representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

8.8 Counterparts. This Agreement may be executed by the Parties by facsimile or electronic mail transmission in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief Administrative Officer and General Counsel

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general
partner

By:	/s/ Warren Lichtenstein
Name: Warren Lichtenstein
Title:

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of                  , 2013 (this “Agreement”), by and between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), and Steel Partners Holdings L.P., a Delaware limited partnership (the “Investor”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the Investment Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Investor entered into that certain Investment Agreement, dated as of February 11, 2013 (the “Investment Agreement”);

WHEREAS, in connection with transactions contemplated by, and pursuant to the terms and conditions of, the Investment Agreement, the Company will issue and sell to the Investor (i) shares (the “Shares”) of the common stock of the Company, par value $0.01 (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase newly issued shares of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants, the “Underlying Shares”); and

WHEREAS, in connection with the transactions contemplated by the Investment Agreement, the Company and the Investor have agreed to enter into this Agreement with respect to the Shares, the Underlying Shares and the Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company as follows:

(a) The Investor is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

(b) The Investor has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action on behalf of the Investor. This Agreement constitutes a legally valid and binding agreement of the Investor, enforceable against it in accordance with its terms.

(c) The Investor is an “accredited investor” within the meaning set forth in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the risks and merits of the transactions contemplated hereby, including an investment in the Shares and Underlying Shares to be received by the Investor pursuant to the Investment Agreement and the Warrants and is able to bear the economic risk inherent in holding such Shares and Underlying Shares. The Shares and Underlying Shares are being acquired by the Investor on behalf of itself and not for any other Person and for the account of the Investor, not as a nominee or agent and not for the account of any other Person. The Investor is not obligated to transfer all or any portion of the Shares and Underlying Shares to any other Person, nor does the Investor have any present intention, agreement or understanding to do so. Notwithstanding the foregoing, the disposition of the Investor’s property shall at all times be under its control, and by making the representations herein, the Investor does not agree to hold any of the Shares or Underlying Shares for any minimum or other specific term and reserves the right to dispose of the Shares and the Underlying Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

2.	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor as follows:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b) The Company has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, authorization by no other body or party being required by law. This Agreement constitutes a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms.

(c) As of the date hereof, the Company’s authorized capital stock consists of: (i) 1,400,000,000 shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock. As of the close of business on February 5, 2013, (x) there were 44,021,864 shares of Common Stock issued and outstanding, (y) no shares of Common Stock were issued and held in the treasury of the Company or otherwise owned by the Company, and (z) there were no shares of Preferred Stock issued and outstanding. As of the close of business on February 5, 2013, the Company has no shares of Common Stock or Preferred Stock reserved for or otherwise subject to issuance, except for (i) 140,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, reserved for issuance in connection with the exercise of Tax Plan Rights issued pursuant to the Tax Plan, (ii) 140,000 shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, reserved for issuance in connection with the exercise of Rights Plan Rights issued pursuant to the Rights Plan and (iii) 1,691,388 shares of Common Stock reserved for issuance upon exercise of outstanding options under the Incentive Plans and the ESPP.

(d) The Shares have been duly authorized for issuance and sale to the Investor pursuant to the Investment Agreement and, when issued and delivered by the Company pursuant to the terms of the Investment Agreement against payment of the consideration set forth therein, shall be validly issued, fully paid and nonassessable and will be free from all taxes, Liens, preemptive rights and charges with respect to the issue thereof. The Underlying Shares to be

2

issued and delivered to the Investor pursuant to the terms of the Warrants have been duly authorized and will be, upon issuance, validly issued, fully paid and non-assessable, and will be free from all taxes, Liens, preemptive rights and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock solely for the benefit of the Investor and its Affiliates the maximum number of shares of Common Stock issuable pursuant to the Investment Agreement and the Warrants. “Registrable Securities” means (i) the Shares, (ii) the Underlying Shares and (iii) any shares of capital stock issued or issuable with respect to any Shares, Warrants or Underlying Shares as a result of any stock split, stock dividend, recapitalization, reclassification, exchange or similar event or otherwise.

3.	Shelf Registration Statement; Sales of Shares Under the Registration; Sales Pursuant to Rule 144.

(a) As soon as practicable after the date of this Agreement and after the date on which the Company has completed in a timely manner the filing with the Securities and Exchange Commission (the “SEC”) of all reports required to be filed by Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the twelve (12) months immediately preceding such filing(s) as required by the instructions to Form S-3, and following receipt of a written consent of KPMG LLP (or such other independent public registered accounting firm) to include or incorporate by reference in the Shelf Registration Statement its report pertaining to the financial statements of the Company to be filed therewith or included or incorporated by reference therein and to all references to KPMG LLP (or such other independent public registered accounting firm) in the Shelf Registration Statement (it being acknowledged that the obtaining of such consent shall be at the sole expense of the Company and that the Company shall use its commercially reasonable best efforts to obtain such consent, and the Investor shall cooperate in good faith with such efforts, provided, however, that the Investor shall not be required to incur any cost, expense or liability in connection therewith), the Company shall file with the SEC under the Securities Act a shelf registration statement on Form S-3 (or any successor form thereto) (the “Shelf Registration Statement” and, together with any other registration statement of the Company that covers any of the Registrable Securities pursuant to any of the provisions of this Agreement, including any prospectus, amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated by reference therein, each a “Registration Statement”) registering all of the Registrable Securities for resale to the public. The Company may include in the Shelf Registration Statement the registration of shares of Common Stock for sale by the Company for its own account (“Primary Shares”) but no other shares. The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall use commercially reasonable best efforts to (i) cause the Shelf Registration Statement to be declared effective by the SEC as soon as is reasonably practicable following the filing thereof and (ii) keep the Registration Statement continuously effective for the period (the “Effectiveness Period”) ending on the earlier of (A) three (3) years following the date the Shelf Registration Statement is declared effective; provided, that if for any portion of such three-year period the Shelf Registration Statement is not effective, then such three-year requirement for maintaining the effectiveness of the Shelf Registration Statement shall be extended by the length of such interruption(s); and (B) the date on which the Investor no longer owns any Registrable Securities.

3

(b) The Investor shall have the right to sell the Registrable Securities under the Shelf Registration Statement (pursuant to an appropriate prospectus or supplement or amendment) at any time during the Effectiveness Period.

(c) Notwithstanding anything to the contrary herein, in the event the SEC does not permit the Company to register for resale all of the Registrable Securities in the Shelf Registration Statement because of the SEC’s application of Rule 415 under the Securities Act, the Company shall register in the Shelf Registration Statement such number of Registrable Securities as is permitted by the SEC. In the event the SEC does not permit the Company to register for resale all of the Registrable Securities in the initial Shelf Registration Statement, the Company shall use its commercially reasonable best efforts to file one or more subsequent Shelf Registration Statements to register for resale the Registrable Securities that were not registered in the initial Shelf Registration Statement as promptly as reasonably practicable and in a manner permitted by the SEC.

4.	Demand Registration Rights.

(a) During the Effectiveness Period, until such time that the Investor owns less than one-third (1/3) of the Shares originally issued to Investor pursuant to the Investment Agreement, the Investor may make one (1) written demand (subject to this Section 4(a) and the last sentence of Section 4(b)) of the Company on the form attached hereto as Exhibit A (a “Demand Registration Request”) to file a prospectus supplement or amendment, as may be required under the Securities Act, to the Shelf Registration Statement to cover the sale of Registrable Securities through a firm commitment underwritten public offering without regard to volume or other limitations (an “Underwritten Offering”); provided, however, that the Investor may not make a Demand Registration Request for less than that number of Registrable Securities equal to one-third (1/3) of the aggregate number of Shares originally issued to Investor pursuant to the Investment Agreement. If required by the underwriters, the Investor agrees to execute a customary lock-up agreement (for a duration not to exceed 90 days) in connection with an offering of Registrable Securities pursuant to this Section 4(a). The Company may include in the Underwritten Offering contemplated by this section Primary Shares but no other shares. If the Managing Underwriter or Underwriters (as defined below) with respect to an Underwritten Offering pursuant to this Section 4 advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Securities requested to be included by the Investor and/or any Primary Shares to be included creates a risk that the price per share of the securities to be included in the Underwritten Offering will be reduced, then the Company will promptly give the Investor written notice thereof and, upon the election of the Investor the Company will include all such Registrable Securities then held by the Investor that in the opinion of such underwriters can be sold without creating such a risk prior to including any Primary Shares; provided, that if all Registrable Securities that the Investor has requested to be included in such Underwritten Offering pursuant to this Section 4 are not so included, then the Investor will be entitled to an additional Demand Registration Request hereunder on the same terms and conditions as the initial Demand Registration Request. If the Underwritten Offering made pursuant to a Demand Registration Request is not consummated for any reason (other than as a result of a withdrawal

4

by the Investor in accordance with Section 4(b) that counts as the one Demand Registration Request hereunder), then such Demand Registration Request shall not be deemed to have been made.

(b) Subject to Section 6(d), in the event that the Investor delivers a Demand Registration Request, the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters (including the book running lead manager of such Underwritten Offering, referred to herein as the “Managing Underwriter”), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 8, and shall take all such other reasonable actions as are requested by the Managing Underwriter or the Investor in order to expedite or facilitate the registration and disposition of the Registrable Securities subject to the Underwritten Offering. In connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters (which shall be of nationally recognized standing), subject to the written consent of the Investor not to be unreasonably withheld. The Investor shall not be required to make any representations or warranties to or agreements with the Company or the Managing Underwriter other than representations, warranties or agreements regarding the Investor and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If the Investor disapproves of the terms of an underwriting, the Investor may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such offering to be effective; and provided, further, that any such withdrawal shall count as the one Demand Registration Request hereunder unless such withdrawal is due to (i) a material and adverse change in the Company’s business, condition (financial or otherwise), results of operations, properties, assets, liabilities or prospects or (ii) any action or omission on the part of the Company in connection with the Underwritten Offering, including, without limitation, the Company’s failure to comply in any material respect with its obligations hereunder. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that the Investor elects to withdraw from an Underwritten Offering pursuant to this Section 4(b) in circumstances where such withdrawal counts as the one Demand Registration Request hereunder, the Investor shall be entitled to make one additional Demand Registration Request; provided that, at its election, the Investor shall be responsible for all Registration Expenses (as defined below) incurred in connection with the initial or such additional Demand Registration Request.

5.	Piggy-Back Registration Rights.

(a) At any time after the date hereof, if the Company decides to undertake any marketing efforts relating to the public offering of Common Stock for its own account or for the account of any other holder of its Common Stock, then the Company will promptly give the Investor written notice thereof and, upon the election of the Investor to participate therein, not less than fifty percent (50%) of the shares of Common Stock being offered in such marketing efforts shall be Registrable Securities requested by the Investor to be included therein; provided, that in the event all of the Registrable Securities then held by the Investor constitute less than fifty percent (50%) of the shares of Common Stock being offered in such marketing effort, then the Investor shall be entitled to offer all such Registrable Securities then held by the Investor in

5

such marketing efforts. The Investor must give its request for inclusion of Registrable Securities in a marketing effort under this Section 5(a) to the Company in writing within ten (10) calendar days after receipt from the Company of notice of such pending marketing effort. The Company shall establish the pricing for the sale of shares of Common Stock (including the Registrable Securities) in any such offering in a commercially reasonable manner; provided that if the Investor disapproves of the terms of offering, the Investor may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such offering to be effective. The parties acknowledge that the Company may in its sole discretion terminate any offering under this Section 5 at any time. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

(b) This Section 5 shall not apply to any issuance, offering or sale of shares of Common Stock pursuant to any registration statements of the Company on Form S-4 or Form S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business, an exchange offer, an offering of equity securities issuable in connection with stock option or other employee benefit or director plans) or to registration statements that would otherwise not permit the registration of resales of previously issued securities.

(c) If the Managing Underwriter or Underwriters with respect to an offering pursuant to this Section 5 advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Securities requested to be included by the Investor and/or any other securities to be included therein (including any Primary Shares) creates a risk that the price per share of the securities to be included in such offering will be reduced, then the Company will promptly give the Investor written notice thereof and, upon the election of the Investor the Company will include all such Registrable Securities then held by the Investor that in the opinion of such underwriters can be sold without creating such a risk prior to including any other securities to be included therein (including any Primary Shares).

(d) The Company shall enter into an underwriting agreement in customary form with the Managing Underwriter, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 8, and shall take all such other reasonable actions as are requested by the Managing Underwriter or the Investor in order to expedite or facilitate the registration and disposition of the Registrable Securities subject to such offering. In connection with any offering under this Section 5, the Company shall be entitled to select the Managing Underwriter or Underwriters (which shall be of nationally recognized standing), subject to the written consent of the Investor not to be unreasonably withheld. The Investor shall not be required to make any representations or warranties to or agreements with the Company or the Managing Underwriter other than representations, warranties or agreements regarding the Investor and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law.

6

6.	Registration Procedures.

(a) Subject to Section 6(d), in connection with its obligations in this Agreement, the Company will, as expeditiously as possible:

(i) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection therewith as may be necessary, in the case of the Shelf Registration Statement, to keep the Shelf Registration Statement effective at all times during the Effectiveness Period and as may be necessary, in the case of any Registration Statement, to (x) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and (y) permit the disposition of the Registrable Securities by the Investor in accordance with its intended method of disposition.

(ii) furnish to the Investor (A) as far in advance as reasonably practicable (and in any event no less than two (2) Business Days) before filing a Registration Statement, any prospectus used in connection therewith or any supplement or amendment thereto, copies of substantially complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide the Investor the opportunity to comment upon or object to any information pertaining to the Investor and/or its plan of distribution that is contained therein and make the corrections reasonably requested by the Investor with respect to such information prior to filing a Registration Statement, prospectus or supplement or amendment thereto, and (B) such number of copies of a Registration Statement and the prospectus included therein and any supplements and amendments thereto as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(iii) if applicable, use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Investor or, in the case of an Underwritten Offering or an offering contemplated by Section 5, the Managing Underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(iv) promptly notify the Investor and each underwriter of (A) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement, when the same has become effective; (B) in connection with an Underwritten Offering filed pursuant to Section 4 or an offering contemplated by Section 5, any written comments from the SEC with respect to any filing referred to in clause (A) and reasonably cooperate with the Investor in responding thereto; and (C) any written request by the SEC for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(v) immediately notify the Investor and each underwriter of (A) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (B) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration

7

Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove or prevent a stop order, suspension, threat thereof or proceedings related thereto;

(vi) in connection with any an Underwritten Offering filed pursuant to Section 4 or an offering contemplated by Section 5, furnish to the Investor copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of the Registrable Securities;

(vii) in the case of an Underwritten Offering or an offering contemplated by Section 5, furnish upon request and address to the underwriters (with a copy to the Investor), (A) an opinion of counsel for the Company, dated the effective date of the closing under the underwriting agreement, and (B) a “comfort letter”, dated the effective date of the applicable Registration Statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable Registration Statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such Registration Statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities, and such other matters as such underwriters may reasonably request;

(viii) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(ix) make available to the appropriate representatives of the Managing Underwriter and the Investor access to such information and personnel of the Company as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative of the Investor unless and until such representative and/or the Investor has entered into a customary confidentiality agreement with the Company;

8

(x) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(xi) use its commercially reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investor to consummate the disposition of the Registrable Securities;

(xii) provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement; and

(xiii) in the case of an Underwritten Offering or an offering contemplated by Section 5, enter into customary agreements and take such other actions as are reasonably requested by the underwriters, including participation in “roadshows,” as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(b) The Investor, upon receipt of notice from the Company of the happening of any event of the kind described in Section 6(a)(v), shall forthwith discontinue disposition of the Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, the Investor will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in the Investor’s possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice that contain an uncorrected material misstatement or omission.

(c) If at any time, or from time to time, the Company is not eligible to file or register its shares of Common Stock (including the Registrable Securities) on a shelf registration statement on Form S-3 (or any successor form), the Company will be under no obligation pursuant to Sections 3 through 6 of this Agreement to register with the SEC or otherwise facilitate the disposition of the Registrable Securities pursuant to any other applicable forms of registration statements until such time as the Company is eligible to file or register its shares of Common Stock (including the Registrable Securities) on a shelf registration statement on Form S-3 (or any successor form thereof).

(d) The Company will be entitled at any time, upon prior written notice to the Investor (a “Suspension Notice”) and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), to suspend the use or effectiveness of any Registration Statement (and the Investor hereby agrees not to offer or sell any Registrable Securities pursuant to such Registration Statement during the Suspension Period) if the Company in its reasonable judgment determines that the offering would interfere, in any material respect, with or require premature public disclosure of any financing, acquisition, corporate reorganization or other significant transaction involving the Company or the Company Subsidiaries. No more than one (1)

9

Suspension Period shall occur in any twelve (12) month period. In the event that the Company shall exercise its rights hereunder, the Effectiveness Period and the applicable time period during which any applicable Registration Statement is to remain effective shall be extended by a period of time equal to the duration of each such Suspension Period.

(e) In connection with any offering of the Registrable Securities pursuant to this Agreement:

(i) the Investor shall furnish such information, and render such cooperation, to the Company and any underwriter as the Company or such underwriter may reasonably request for inclusion in or in connection with, as the case may be, the Shelf Registration Statement (and any supplement or amendment thereto) or any other Registration Statement pursuant to which Registrable Securities are to be offered for sale; and

(ii) the Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to the Investor in connection with any sales of Registrable Securities pursuant to this Agreement.

7.	Expenses.

(a) The Company will pay all Registration Expenses in connection with any Registration Statement that includes Registrable Securities, whether or not such Registration Statement becomes effective or any sale is made pursuant to such Registration Statement. The Investor shall pay all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities. For the avoidance of doubt, in the event the Investor makes a second Demand Registration Request pursuant to the last sentence of Section 4(b), the Investor will pay all Registration Expenses as and to the extent provided in such last sentence of Section 4(b).

(b) For purposes of this Agreement, “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement, including, without limitation, to effect the registration of the Registrable Securities in a Registration Statement and the disposition of such Registrable Securities, including, without limitation, all registration and filing fees, all securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance, and the fees and disbursements of one counsel for the Investor.

8.	Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor, its directors, officers and partners, each underwriter pursuant to the applicable underwriting agreement with such underwriter, and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against

10

any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), to which any such Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other applicable securities law, or any rule or regulation thereunder, and will reimburse the Investor, its directors, officers and partners, each such underwriter and each such controlling Person for any and all legal and other expenses reasonably incurred by any of them in connection with investigating or defending any such Loss or action or proceeding; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor, such underwriter or such controlling Person in writing specifically for use in a Registration Statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any such director, officer, partner, underwriter or controlling Person, and shall survive the transfer of such Registrable Securities by the Investor.

(b) By the Investor. The Investor agrees to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Investor solely in connection with any untrue statement or alleged untrue statement or omission or alleged omission, but only with respect to information regarding the Investor furnished in writing by or on behalf of the Investor expressly for inclusion in a Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of the Investor shall not be greater in amount than the dollar amount of the proceeds (net of any selling expenses) received by the Investor from the sale of the Investor giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 8, except to the extent the indemnifying party is actually and materially prejudiced by such failure to give notice. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, (i) if the

11

indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, in consultation with counsel, that there are reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party are deemed, based upon the advice of counsel to the indemnified party, to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action without the prior written consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary contained herein, the Investor shall not be required to contribute any amount in excess of the net proceeds actually received by the Investor from its sale of Registrable Securities under the applicable Registration Statement.

(e) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that an indemnifying party may have to an indemnified party. The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions contained in the Investment Agreement.

12

9.	Term.

This Agreement shall remain in effect for so long as the Investor shall retain any interest in all or any portion of the Registrable Securities; provided that the provisions of Sections 8 and 10 shall survive termination of this Agreement for a period of time equal to the expiration of all relevant statutes of limitation.

10.	Miscellaneous.

(a) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, provided that the Investor shall be permitted to assign any of its rights under or the benefits of this Agreement to any Affiliate or Affiliates to whom the Investor may transfer Registrable Securities in compliance with applicable Law and the terms of this Agreement, in which event any such Affiliate shall be deemed to be an Investor for all purposes hereunder.

(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement, except as otherwise provided in Section 8 hereof.

(c) Amendment and Modification. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(d) Entire Agreement. Except for the Investment Agreement, the Warrants and the Settlement Agreement, this Agreement contains the entire agreement by and between the Company and the Investor with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.

(e) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts.

(f) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in

13

good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h) Specific Performance. The Investor and the Company agree that any violation or breach of the provisions contained in this Agreement will result in irreparable injury to the non-breaching party for which a remedy at law would be inadequate and that, in addition to any relief at law that may be available to the non-breaching party for such violation or breach and regardless of any other provision contained in this Agreement, the non-breaching party shall be entitled to such injunctive and other equitable relief as a court may grant, without the requirement to post bond or other security.

(i) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Company, to:

ModusLink Global Solutions, Inc.

1601 Trapelo Road

Suite 170

Waltham, MA 02451

Attention: Peter L. Gray

Phone:  (781) 663-5024

Fax:      (781) 663-5095

Email:   peter_gray@moduslink.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Attn:	Mark D. Gerstein
Zachary A. Judd
Phone:	(312) 876-7700
Fax:	(312) 993-9769
Email:	mark.gerstein@lw.com
zachary.judd@lw.com

if to the Investor, to:

c/o Steel Partners II, L.P.

590 Madison Avenue

New York, New York 10022

Attention: Warren Lichtenstein

                  Leonard McGill

Tel: 212-520-2300

Fax: 212-520-2337

Email: warren@steelpartners.com

            len@steelpartners.com

14

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

65 East 55th Street

New York, New York 10022

Attention: Steven Wolosky

                 Michael R. Neidell

Tel: 212-451-2300

Fax: 212-451-2222

Email: swolosky@olshanlaw.com

            mneidell@olshanlaw.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

(k) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10(i). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.

15

(l) Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m) Adjustments For Stock Dividends, Stock Splits, Recapitalizations, Combinations, Etc. If the Company shall at any time issue a stock dividend on its outstanding shares of Common Stock or effect a recapitalization, stock split, reverse stock split, reorganization, consolidation, split-up, combination, repurchase or exchange of shares of its Common Stock or other securities of the Company that affects the outstanding number of shares of Common Stock, all provisions set forth in this Agreement that are affected by a specified number of shares of Common Stock shall be appropriately adjusted.

[Signature Page Follows]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:
Name:
Title:

STEEL PARTNERS HOLDINGS LP

By:	Steel Partners Holdings GP Inc., its general partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Form of Demand Registration Request

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

ModusLink Global Solutions, Inc.

1601 Trapelo Road

Suite 170

Waltham, MA 02451

Attention:        Executive Vice President, General Counsel and Secretary

Ladies and Gentlemen:

Pursuant to that certain Registration Rights Agreement, dated as of                  , 2013 (the “Registration Rights Agreement”), by and among ModusLink Global Solutions, Inc. (the “Company”) and the undersigned, this letter constitutes a Demand Registration Request (as defined in the Registration Rights Agreement) to register for public sale under the Securities Act of 1933, as amended, up to an aggregate of                  [fill in appropriate number of shares of Common stock so requested for inclusion] shares of the Company’s common stock in accordance with Section 4 of the Registration Rights Agreement.

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general partner

By:
Name:
Title:

EXHIBIT B

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SETTLEMENT AGREEMENT BETWEEN THE COMPANY AND HANDY & HARMAN LTD., DATED AS OF FEBRUARY 11, 2013. A COPY OF SUCH SETTLEMENT AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.

FORM OF WARRANT

TO PURCHASE SHARES OF COMMON STOCK

of

MODUSLINK GLOBAL SOLUTIONS, INC.

A Delaware Corporation

Warrant No.

Number of Shares:

Date: [                    ] (the “Effective Date”)

VOID AFTER [                    ]1

This certifies that, for value received, Steel Partners Holdings L.P., a Delaware limited partnership (the “Holder”) is the registered holder of this Warrant and is hereby entitled to purchase from ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions set forth herein, two million (2,000,000) fully paid and nonassessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, along with the associated right to acquire Series A Preferred Stock and Series B Preferred Stock issued under the Tax Plan and the Rights Plan, respectively (the “Warrant Shares”) at the initial exercise price (“Warrant Price”) of $5.00 per share at any time and from time to time, until the Termination Date (as defined in Section 5 below). The Warrant Price and the number of Warrant Shares that may be purchased upon exercise of this Warrant are subject to adjustment pursuant to Section 4 hereof. This Warrant has been issued pursuant to the terms of that certain Investment Agreement, dated February 11, 2013 between the Company and the Holder (the “Investment Agreement”). For purposes of this Warrant the following terms will have the following meaning: (i) “Tax Plan” means the Tax Benefit Preservation Plan, dated as of October 17, 2011, between the Company and American Stock Transfer & Trust Company, LLC,

[1]	Five years following the Effective Date.

as Rights Agent (as amended by Amendment No. 1 to Tax Benefit Preservation Plan, dated as of March 21, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent); (ii) “Tax Plan Rights” means the associated preferred share purchase rights issued pursuant to the Tax Plan; (iii) “Series A Preferred Stock” means the Series A Junior Participating Preferred Stock, par value $0.01 per share, reserved for issuance in connection with the exercise of Tax Plan Rights issued pursuant to the Tax Plan; (iv) the “Series B Preferred Stock” means the Series B Junior Participating Preferred Stock, par value $0.01 per share, reserved for issuance in connection with the exercise of Rights Plan Rights issued pursuant to the Rights Plan; (v) the “Rights Plan” means the Rights Agreement, dated as of March 21, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent; and (vi) the “Rights Plan Rights” means the associated preferred share purchase rights issued pursuant to the Rights Plan.

1. Exercise.

(a) Cash Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or from time to time on or after the Effective Date and on or prior to the Termination Date, in whole or in part, upon delivery of a written notice in the form attached hereto as Exhibit A (the “Exercise Notice”) to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) together with delivery of payment by (i) cash, (ii) wire transfer of immediately available funds to a bank account that shall have been specified in writing for such purpose by the Company, (iii) a certified or bank check payable to the Company, or (iv) a combination of the foregoing, for the aggregate Warrant Price of the Warrant Shares so purchased.

(b) Cashless Exercise. In lieu of exercising this Warrant on a cash basis pursuant to Section 1(a) hereof, subject to the terms and conditions hereof, the Holder may elect instead to exercise this Warrant at any time or from time to time, on or after the Effective Date and on or prior to the Termination Date, in whole or in part, on a cashless basis to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(X x Y) — (X x Z)
Y

For purposes of the foregoing formula:

X = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

Y = the Market Price of the shares of Common Stock as of the Trading Day immediately preceding the date of receipt of the Exercise Notice by the Company.

Z = the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

3

To effect a Cashless Exercise, the Holder shall deliver to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) the Exercise Notice indicating the Holder’s election to exercise this Warrant on a cashless basis.

(c) Surrender of Warrant Upon Exercise. The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, unless the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company at the address set forth in Section 10 for cancellation as soon as practicable after the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(d) Market Price; Business Day; Trading Day. For purposes of this Section 1, the “Market Price” of the shares of the Common Stock on any particular date shall have the following meaning: (i) if the Common Stock is listed for trading on a national securities exchange, the last sale price of the Common Stock reported by such exchange on that date; (ii) if the Common Stock is not listed on any such exchange and the Common Stock is traded in the over-the-counter market, the last price reported by the OTC Bulletin Board on that date; (iii) if the Common Stock is not listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) on that date; or (iv) if none of clauses (i)-(iii) are applicable, then the fair market value of the Common Stock as determined, in good faith, by the board of directors of the Company. As used herein, “Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order, and (iv) the Friday after Thanksgiving Day. As used herein, “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or trading market where such security is then listed or traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(e) Issuance of Warrant Shares Upon Exercise. Upon exercise of this Warrant, the Company shall within five (5) Business Days issue and deliver to the Holder (i) a certificate or certificates for the total number of Warrant Shares (or the Net Number of Warrant Shares, as applicable) for which this Warrant is being exercised in the name of such Holder or its designee and (ii) if this Warrant is exercised with respect to fewer than all of the Warrant Shares represented by this Warrant, a new Warrant representing the number of Warrant Shares in respect of which this Warrant has not been exercised. The Warrant Shares will be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares will be issuable upon the exercise of this Warrant (as indicated in the Exercise Notice) will be deemed to have become the holder of record of (and will be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on

4

the Business Day upon which this Warrant is exercised in accordance with the terms hereof. The issuance of certificates for Warrant Shares upon the exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(f) Fractional Shares. Upon the exercise of the rights represented by this Warrant, the Company will not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company will pay to the Holder an amount in cash equal to the Market Price per share of Common Stock as of the Business Day immediately preceding the date of receipt of the Exercise Notice by the Company multiplied by such fraction (rounded to the nearest cent).

(g) Notice of Certain Events. The Company will provide the Holder with written notice at least ten (10) days prior to the date on which the Company closes its books or takes a record date (i) with respect to any dividend or distribution of any cash, assets, securities or other property or rights upon the Common Stock or (ii) for determining rights to vote with respect to any liquidation, dissolution, reclassification, merger, consolidation, sale or conveyance to another entity of all or substantially all of the property of the Company, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or assets with respect to or in exchange for Common Stock.

(h) Holder’s Representations and Warranties. Each exercise hereof shall constitute an affirmation by the Holder that the representations and warranties contained in Article 4 of the Investment Agreement are true and correct in all material respects with respect to the Holder as of the time of such exercise.

2. Reservation of Common Stock. The Company represents and warrants that it will at all times reserve and keep available, solely for issuance upon the exercise of this Warrant, such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

3. Transfer of Warrant. This Warrant may only be transferred or assigned by the Holder in accordance with that certain Settlement Agreement, dated as of the date hereof, by and between the Company and the Holder. Subject to the restrictions therein, the Company shall transfer this Warrant, in whole or in part, from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws, and a new Warrant representing the right to purchase the number of Warrant Shares being transferred shall be issued to the transferee, the surrendered Warrant shall be canceled by the Company and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant representing the right to purchase the number of Warrant Shares not being transferred shall be issued to the Holder.

5

4. Adjustments. The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Price shall be adjusted upon the occurrence of certain events, as follows:

(a) Stock Splits, Capital Stock Dividends, Combinations and Consolidations of Common Stock. In the event of a stock split, capital stock dividend, subdivision or other similar event of or in respect of the outstanding shares of Common Stock occurring at any time after the date hereof, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such stock split, capital stock dividend, subdivision or other similar event will be proportionately increased and the Warrant Price then in effect will be proportionately decreased, effective at the close of business on the date of such stock split, capital stock dividend, subdivision or other similar event, as the case may be. Conversely, in the event of a reverse stock split, combination, consolidation or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such reverse stock split, combination, consolidation or other similar event will be proportionately decreased and the Warrant Price will be proportionately increased, effective at the close of business on the date of such reverse stock split, combination, consolidation or other similar event, as the case may be.

(b) Reclassifications. In the event of a reclassification or recapitalization of the Common Stock of the Company (other than as a result of a subdivision, stock dividend, stock split, or other event for which an adjustment is made under Section 4(a)) occurring at any time after the date hereof, provision shall be made so that the Holder will have the right to exercise this Warrant, and the Holder shall thereafter be entitled to receive upon exercise, in lieu of the shares of Common Stock previously issuable upon exercise of this Warrant, the same number and type of shares of stock or other securities, cash, assets or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant immediately prior to such reclassification or recapitalization would have been entitled to receive in such reclassification or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the reclassification or recapitalization to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. The provisions of this Section 4(b) shall similarly apply to successive reclassifications and recapitalizations of Common Stock.

(c) Mergers or Consolidations. In the event of, directly or indirectly, in one or a series of transactions, (i) the merger or consolidation of the Company with or into another corporation or another entity or person, or other similar business combination, or (ii) a sale or conveyance to another entity or person of all or substantially all of the property or assets of the Company, in any such case such that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock or other securities, cash, assets or property with respect to or in exchange for the Common Stock, as a part of such merger, consolidation, business combination, sale or conveyance, provision shall be made so that the Holder will have the right to exercise this Warrant, and the Holder shall thereafter be entitled to receive upon exercise, the same number and type of shares of stock or other securities, cash, assets or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this

6

Warrant immediately prior to such merger, consolidation, business combination, sale or conveyance would have been entitled to receive in such merger, consolidation, business combination, sale or conveyance. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the merger, consolidation, business combination, sale or conveyance to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. The provisions of this Section 4(c) shall similarly apply to successive mergers, consolidations, business combinations, sales or conveyances.

(d) Rights Upon Distribution Of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the date hereof, then, in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date. As used herein, “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or trading market where such security is then listed or traded during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal securities exchange or trading market where such security is then listed or traded publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the principal securities exchange or trading market where such security is then listed or traded publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the over-the-counter market where such security is then listed or traded publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the over-the-counter market where such security is then listed or traded publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

7

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment (or readjustment) pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth the Warrant Price of this Warrant at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

5. Termination Date. This Warrant may not be exercised after 5:00 p.m., New York time, on [                    ]2 (the “Termination Date”) and all rights of the registered holder of this Warrant evidenced hereby shall cease after 5:00 P.M., New York time, on the Termination Date.

6. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.

7. Governing Law; Jurisdiction; Venue; Process. This Warrant shall be governed by and construed in accordance with the law of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. The Company and the Holder each hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant or for recognition or enforcement of any judgment relating thereto, and the Company and the Holder each hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. The Company and the Holder each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and the Holder irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Warrant will affect the right of the Company or the Holder to serve process in any other manner permitted by law.

[2]	Five years following the Effective Date.

8

8. Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Company and the Holder. Any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any term or condition of this Warrant shall not in any way affect, limit, or waive any party’s rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

9. Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not be in any way impaired.

10. Notice. Any notices or other communications required or permitted under, or otherwise given in connection with, this Warrant shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, postage prepaid, return receipt requested, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained from the recipient and if followed by transmittal by national overnight courier or hand for delivery on the next Business Day). All notices shall be addressed as follows: if to the Holder or the Company, at their respective addresses as follows, or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other:

if to the Company to:

ModusLink Global Solutions, Inc.
1601 Trapelo Road Suite 170 Waltham, MA 02451
Attn:	Peter L. Gray
Phone:	(781) 663-5024
Fax:	(781) 663-5095
Email:	peter_gray@moduslink.com

with a copy to:

Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
Attn:	Mark D. Gerstein
Zachary A. Judd
Phone:	(312) 876-7700
Fax:	(312) 993-9769
Email:	mark.gerstein@lw.com
zachary.judd@lw.com

9

if to the Holder, to:

c/o Steel Partners II, L.P. 590 Madison Avenue
New York, New York 10022
Attention:	Warren Lichtenstein

Leonard McGill

Phone:	(212) 520-2300
Fax: (212) 520-2337

Email:	warren@steelpartners.com
len@steelpartners.com

with a copy to:

Olshan Frome Wolosky LLP
65 East 55th Street New York, New York 10022

Attention:	Steven Wolosky
Michael R. Neidell

Phone:	212-451-2300
Fax: 212-451-2222
Email:	swolosky@olshanlaw.com
mneidell@olshanlaw.com

11. Holder of Warrant not a Stockholder. Except as otherwise expressly provided herein, the Holder, solely in its capacity as a holder of this Warrant and with respect to the Warrant Shares, will not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends or other distributions declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of this Warrant for any purpose, nor will anything contained herein, except as otherwise expressly provided herein, be construed to confer upon the Holder, solely in its capacity as a holder of this Warrant and with respect to the Warrant Shares, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until this Warrant shall have been exercised and the Warrant Shares issuable upon the exercise of this Warrant will have become issuable as provided herein.

10

12. Loss, Destruction, Etc., of Warrant. In the event this Warrant is lost, stolen, destroyed, or mutilated, the Company will issue to the Holder a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed, or mutilated Warrant, upon the Company’s receipt of, (i) in the case of a lost, stolen, or destroyed Warrant, an affidavit reasonably satisfactory to the Company from the Holder to that effect and indemnity or security reasonably satisfactory to the Company, and (ii) in the case of a mutilated Warrant, the mutilated Warrant.

11

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on this      day of             , 2013.

By:		By:
Name:		Name:
Title:	President	Title:	Secretary

ACCEPTED AND AGREED,

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general partner

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MODUSLINK GLOBAL SOLUTIONS, INC.

The undersigned holder hereby exercises the right to purchase             of the shares of Common Stock (“Warrant Shares”) of ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Price. The Holder intends that payment of the Warrant Price shall be made as:

☐	a “Cash Exercise” with respect to Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Warrant Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Warrant Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

Date:                  ,

Name of Registered Holder

By:
Name:
Title: